UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described under Item 5.07 below, at the Annual Meeting of Stockholders (the “Annual Meeting”) of NRG Energy, Inc. (the “Company”) held on April 27, 2023, the Company’s stockholders, upon the recommendation of the Company’s board of directors (the “Board”), approved the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan (the “Amended and Restated ESPP”). The Amended and Restated ESPP (i) increases the number of shares available for issuance by 4,400,000, (ii) reduces the fair market value at which the employees may purchase shares of the Company pursuant to the ESPP from 95% to 90%, and (iii) makes other technical amendments, including the allowance of a refund of a participant’s account balance if the amount is less than the fair market value of a share of common stock and the participant has not elected to make payroll deductions. The Company’s Board approved the Amended and Restated ESPP on February 23, 2023, subject to stockholder approval at the Annual Meeting.

The foregoing description of the Amended and Restated ESPP is qualified in its entirety by reference to the full text of the Amended and Restated ESPP, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference, as well as the description of the Amended and Restated ESPP included in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 16, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on April 27, 2023. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

(a) Proposal 1 — Election of ten directors

Name	Votes For	Votes Against	Abstentions	Broker Non- Votes
E. Spencer Abraham	182,754,056	4,794,602	167,026	25,385,339
Antonio Carrillo	186,293,702	1,241,989	179,993	25,385,339
Matthew Carter, Jr.	184,056,005	3,478,468	181,211	25,385,339
Lawrence S. Coben	171,041,633	16,502,894	171,157	25,385,339
Heather Cox	176,043,371	11,509,102	163,211	25,385,339
Elisabeth B. Donohue	186,512,077	1,031,354	172,253	25,385,339
Mauricio Gutierrez	185,556,039	1,988,575	171,070	25,385,339
Paul W. Hobby	181,435,732	6,111,638	168,314	25,385,339
Alexandra Pruner	183,282,808	4,263,538	169,338	25,385,339
Anne C. Schaumburg	177,627,969	9,927,555	160,160	25,385,339

With respect to the foregoing Proposal 1, all ten directors were elected and each received the affirmative vote of a majority of the votes cast at the Annual Meeting.

(b) Proposal 2 — Adoption of the NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes
186,840,178	629,257	246,249	25,385,339

The foregoing Proposal 2 was approved.

(c) Proposal 3 — Advisory vote on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
180,356,883	7,082,740	276,061	25,385,339

The foregoing Proposal 3 was approved.

(d) Proposal 4 — Advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers

One Year	Two Years	Three Years	Abstain
181,525,248	173,750	5,742,407	274,279

With respect to the foregoing Proposal 4, the option to hold future advisory votes every one year received a majority of the votes cast at the Annual Meeting. Based on these results, the Company’s Board of Directors intends to continue to hold an advisory vote on executive compensation every one year.

(e) Proposal 5 — Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2023 fiscal year

Votes For	Votes Against	Abstentions	Broker Non-Votes
210,786,193	2,157,610	157,220	–

The foregoing Proposal 5 was approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the iXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary

Dated: May 2, 2023